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                                                                      EXHIBIT 12


                          CAPSTEAD MORTGAGE CORPORATION
                  COMPUTATION OF RATIO OF EARNINGS TO COMBINED
                   FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
                          (IN THOUSANDS, EXCEPT RATIOS)
                                   (UNAUDITED)

(a) Computation of ratio of earnings to combined fixed charges and preferred stock dividends (including CMO debt):

                               THREE MONTHS                         YEAR ENDED DECEMBER 31
                                  ENDED        ------------------------------------------------------------------
                              MARCH 31, 2003     2002          2001          2000           1999           1998
                              --------------   ---------     ---------     ---------      ---------     ---------
Fixed charges                    $  23,650     $ 169,148     $ 362,327     $ 540,605      $ 502,933     $ 673,233
Preferred stock dividends            5,070        20,362        20,446        24,260         22,556        22,342
                                 ---------     ---------     ---------     ---------      ---------     ---------
Combined fixed charges
   and preferred stock
   dividends                     $  28,720     $ 189,510     $ 382,773     $ 564,865      $ 525,489     $ 695,575
                                 =========     =========     =========     =========      =========     =========

Fixed charges                    $  23,650     $ 169,148     $ 362,327     $ 540,605      $ 502,933     $ 673,233
Net income (loss)                   17,543        96,123       106,276       (51,486)        57,909      (234,764)
                                 ---------     ---------     ---------     ---------      ---------     ---------

                                 $  41,193     $ 265,271     $ 468,603     $ 489,119      $ 560,842     $ 438,469
                                 =========     =========     =========     =========      =========     =========
Ratio of earnings to
   combined fixed charges
   and preferred stock
   dividends                        1.43:1        1.40:1        1.22:1        0.87:1         1.07:1        0.63:1
                                 =========     =========     =========     =========      =========     =========

(b) Computation of ratio of earnings to combined fixed charges and preferred stock dividends (excluding CMO debt):

                               THREE MONTHS                         YEAR ENDED DECEMBER 31
                                  ENDED        ------------------------------------------------------------------
                              MARCH 31, 2003     2002          2001          2000           1999           1998
                              --------------   ---------     ---------     ---------      ---------     ---------
Fixed charges                    $   8,311     $  53,079     $ 164,422     $ 303,126      $ 232,852     $ 332,985
Preferred stock dividends            5,070        20,362        20,446        24,260         22,556        22,342
                                 ---------     ---------     ---------     ---------      ---------     ---------
Combined fixed charges
   and preferred stock
   dividends                     $  13,381     $  73,441     $ 184,868     $ 327,386      $ 255,408     $ 355,327
                                 =========     =========     =========     =========      =========     =========

Fixed charges                    $   8,311     $  53,079     $ 164,422     $ 303,126      $ 232,852     $ 332,985
Net income (loss)                   17,543        96,123       106,276       (51,486)        57,909      (234,764)
                                 ---------     ---------     ---------     ---------      ---------     ---------

                                 $  25,854     $ 149,202     $ 270,698     $ 251,640      $ 290,761     $  98,221
                                 =========     =========     =========     =========      =========     =========
Ratio of earnings to
   combined fixed charges
   and preferred stock
   dividends                        1.93:1        2.03:1        1.46:1        0.77:1         1.14:1        0.28:1
                                 =========     =========     =========     =========      =========     =========